EXHIBIT 2.1



                     CONSULTING AND DISTRIBUTION AGREEMENT




                                BY AND BETWEEN


                            AGRI BIO-SCIENCES, INC.


                                      AND


                          GS FINANCIAL SERVICES, INC.





                                  DATED AS OF

                                MARCH 12, 1998




     Page  i
                               TABLE OF CONTENTS

                                  ARTICLE I
                                 DEFINITIONS
Section  1.1  General          1
Agreement          1
Affiliate          1
Agent          1
Commission          1
Distribution  Date          1
Distribution  Record  Date          1
Distribution  Shares          2
Documents          2
Exchange  Act          2
Effective  Date          2
Effective  Time          2
NASD          2
Person          2
Prospectus          2
Registration  Expenses          2
Registration  Statement          2
Restricted  Securities          2
Commission          2
Securities          2
Securities  Act          2
Shelf  Registration          2
Term          2
Transfer  Agent          2
Section  1.2    References;  Interpretation          2

                                  ARTICLE II
                    APPOINTMENT AND SERVICES OF CONSULTANT
Section  2.1    Appointment  of  Consultant          3
Section  2.2  Limitations  on  Services          4
Section  2.3    Payments  to  Consultant          4

                                 ARTICLE III
                  REPRESENTATIONS, WARRANTIES AND COVENANTS
Section  3.1    Representations  and  Warranties  of  the  Company          5
Section  3.2    Consultant's  Representations  and  Warranties          7
Section  3.3    Covenants  of  Consultant          7
Section  3.4    Covenants  of  the  Company          8

                                  ARTICLE IV
                               THE DISTRIBUTION
Section  4.1    Issuance,  Sale  and  Delivery  of  the  Shares          9
Section  4.2    Conditions  to  the  tc  Distribution          10

                                  ARTICLE V
                       REGISTRATION OF AGRI BIO SHARES
Section  5.1    Registration  Procedures          13
Section  5.2    Registration  Expenses          14

                                  ARTICLE VI
                               INDEMNIFICATION
Section  6.1    Indemnification  by  Company          15
Section  6.2    Indemnification  by  Consultant          15
Section  6.3    Conduct  of  Indemnification  Proceedings          17
Section  6.4    Contribution          17

                                 ARTICLE VII
                              DISPUTE RESOLUTION
Section  7.1    Consulting  and  Distribution  Agreement  Disputes         18
Section  7.2   Arbitration in Accordance with American Arbitration Association
Rules          18
Section  7.3    Final  and  Binding  Awards          18
Section  7.4    Costs  of  Arbitration          18
Section  7.5    Settlement  by  Mutual  Agreement          18

                                 SECTION VIII
                                MISCELLANEOUS
Section  8.1    No  Inconsistent  Agreements          18
Section  8.2    Survival  of  Obligations          18
Section  8.3    Severability          19
Section  8.4    Entire  Agreement,  Amendment          19
Section  8.5    Notices          19
Section  8.6    Assignability          19
Section  8.7    Governing  Law          19
Section  8.8    Waiver  and  Further  Agreement          20
Section  8.9    Headings  of  No  Effect          20

     Exhibit  2.1  -  Page
                     CONSULTING AND DISTRIBUTION AGREEMENT

     AGREEMENT, dated as of March 12, 1998 between Agri Bio-Sciences, Inc., a Delaware corporation (the "Company"), and GS Financial Services, Inc., a Delaware corporation (the "Consultant").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company has agreed to engage the Consultant to provide the company with strategic advice related to the company's overall business strategy, including sources of financing and access to the public capital markets;

     WHEREAS, the Company has agreed to compensate the Consultant for its services by issuing common stock of the Company to consultant;

     WHEREAS, Consultant has agreed to provide such services upon the terms and for the consideration described herein;

     WHEREAS, Consultant has agreed to distribute the Company's Common Stock to the Consultant's shareholder's; and

     WHEREAS, the company and the Consultant now desire to memorialize their respective agreements in a formal written agreement.

     NOW THEREFORE in consideration of the mutual promises and benefits to be derived from this Agreement, the Company and the Consultant hereby agree as follows:


                              ARTICLE I ARTICLE I
                            DEFINITIONS DEFINITIONS

     SECTION 1.1 GENERAL. Section 1.1 General As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          Agreement:    AgreementThis Consulting and Distribution Agreement as
amended  or  supplemented  from  time  to  time.

     Affiliate: AffiliateAffiliate of any Person shall mean any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agent:    AgentAny Person authorized to act and who acts on behalf of any other  Person  with respect to the transactions contemplated by the Documents.

     Commission:    CommissionThe  Securities  and  Exchange  Commission.

Distribution Date: Distribution Date The date selected by the Company to issue the Distribution Shares, which shall occur not later than the first business day after the Effective Date, as the date on which the Distribution shall be effected.

     Distribution Record Date: Distribution Record Date shall mean such date as may hereafter be determined by GS Financial's Board of Directors as the record date for determining the stockholders of GS Financial entitled to receive the Distribution Shares.

     Distribution  Shares:    Distribution  SharesCommon  voting shares of the
Company,  par  value $.001, issued to Consultant pursuant to the provisions of
Section  2.3(a).

     Documents: DocumentsThis Agreement, the Registration Statement, together with any exhibits, schedules or other attachments thereto.

     Exchange  Act:    Exchange  ActThe  Securities  Exchange  Act of 1934, as
amended  from  time  to  time.

     Effective Date: Effective DateThe date on which the distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

     Effective Time: Effective TimeThe time on the Effective Date when the distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

     NASD:    NASDThe  National  Association  of  Securities  Dealers,  Inc.

     Person: Personshall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof.

     Prospectus: ProspectusThe prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the distribution of any portion of the Distribution Shares covered by such Registration Statement and by all other amendments and supplements to the Prospectus, including post-effective amendments and all documents incorporated by reference in such prospectus. If the prospectus filed pursuant to Rule 424(b) or Rule 424(c) of the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to such Rule.

     Registration  Expenses:    Registration  ExpensesSee  Section 5.2 hereof.

     Registration Statement: Registration StatementAny registration statement of the Company which covers any of the Distribution Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

     Restricted Securities: Restricted SecuritiesThe Distribution Shares upon original issuance thereof, as provided in Section 2.3 hereof.

     Rules  and  Regulations:    CommissionThe  rules  and  regulations of the
Commission.

     Securities: SecuritiesThe Company's common stock, $.001 par value, to be issued by the Company.

     Securities  Act:    Securities  ActThe Securities Act of 1933, as amended
from  time  to  time.

     Shelf  Registration:    Shelf  RegistrationSee  Section  3(a)  hereof.

     Term:  TermThe  duration  of  this  Agreement  specified  in Section 2.1.

     Transfer Agent: Transfer Agentshall mean Continental Stock Transfer and Trust Company, and its successors and assigns.

SECTION 1.2 REFERENCES; INTERPRETATION. Section 1.2 References; Interpretation References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to one of the Schedules or Exhibits attached to this Consulting and Distribution Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Consulting and Distribution Agreement.


                             ARTICLE II ARTICLE II
 APPOINTMENT AND SERVICES OF CONSULTANTAPPOINTMENT AND SERVICES OF CONSULTANT

     SECTION 2.1 APPOINTMENT OF CONSULTANT. Section 2.1 Appointment of Consultant Effective upon the date of this Agreement the Company retains Consultant to render management and financial consulting services, as described below, to the Company for a period terminating on December 31, 1998 (the "Term").

     (a) During the Term Consultant shall render to the company management consulting advice in the areas of strategic planning, business strategy, merger and acquisition planning, administration and such other related management services as shall reasonably be requested by the Board of Directors of the company in connection with the operation of the business of the Company. Notwithstanding the foregoing, Consultant shall not be required to devote a specified amount of time to the performance of services hereunder.

     (b) Consultant shall act generally as the Company's shareholders and financial public relations advisor, essentially acting (i) as advisor to the Company with respect to market makers, broker-dealers, and shareholders; as well as (ii) at the request of the Company act as liaison between the Company and such persons and or organizations or firms; and (iii) as advisor to the Company with respect to communications and information, which may include, but not necessarily be limited to the writing of a corporate profile and review of any research reports.

     (c) Consultant shall assist in establishing and advising the Company with respect to interviews of the Company officers by the financial media, interviews of the Company officers by analysts, broker-dealers and other members of the financial community.

     (d) Consultant shall seek to make the Company, its management, its products, and its financial performance and prospects, known to financial media, financial publications, broker-dealers, institutional investors, market makers, analysts, investment advisors and other members of the financial community and the public generally.

     (e) Consultant will develop and implement a marketing program which includes, but is not necessarily limited to, the following: (i) review and analysis of all aspects of the Company's strategic goals and recommend feasibility and achievability of expressed goals, (ii) provide access to firms and brokers interested in participating in the Company's growth strategy and conduct the necessary due diligence and obtain the required approvals necessary for those firms to participate. Consultant will interview and make recommendations on any firms or brokers referred by the Company with regard to their participation, (iii) Consultant shall be available to respond to calls from brokers inquiring about the Company.

     (f) Consultant, in providing the foregoing services, shall be responsible for all costs for providing the services, including but not limited to, out-of-pocket expenses for postage, local and overnight delivery services, telephone and other communication charges, when originated from Consultant's offices.

     (g) Consultant's compensation under this Consulting Agreement shall be deemed to include the above unless expressly provided herein.

     (h) Consultant shall not be required to be based in any particular place to perform its duties hereunder.

     (i) Consultant has the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company. Such expense shall not be reimbursable.

     (j) Consultant shall use its reasonable best efforts to introduce the Company to one or more members of the NASD who will secure the necessary regulatory approvals and agree to make a market in the Distribution Shares commencing on the Distribution Date. Consultant will undertake to secure the agreement by such market makers a sufficient time in advance of the Effective Date to allow the Company to include an appropriate statement to such effect in the Prospectus.

     (k) Subject to the other provisions of this Agreement, Consultant will distribute not less than 80% of the Distribution Shares to the shareholders of Consultant.

     SECTION 2.2 LIMITATIONS ON SERVICES Section 2.2 Limitations on Services Consultant understands that it is necessary to comply with certain responsibilities and obligations imposed by the Securities Act, the Exchange Act other federal and state securities laws, rules and regulations of national and regional stock exchanges, including the New York Stock Exchange, the NASD, internal compliance departments of broker-dealers and others. In order to assure compliance with all such rules, regulations and requirements, Consultant agrees to the following:

     (a) Consultant shall not release any financial or other information or data about the Company without the consent and approval of the Company.

     (b) Consultant shall not conduct any meetings with financial analysts without informing the Company, in advance, of any proposed meeting and the agenda or format of such meeting. The Company may elect to have a representative of the Company attend such meeting.

     (c) Consultant shall not release any information or data about the Company to any selected person(s), entity, or group if Consultant is aware that such information or data has not been generally released or promulgated and the Company requests that said information or data is not to be so released or promulgated.

     (d) After filing of a Registration Statement by the Company, Consultant shall not engage in any public relations efforts without approval of the Company or its counsel.

     SECTION 2.3 PAYMENTS TO CONSULTANT. Section 2.3 Payments to Consultant The Company shall pay to Consultant the following:

     (a) The Distribution Shares shall be that number of shares which, immediately after issuance, equals five percent (5%) of the total number of outstanding common voting shares, par value $.001, of the Company.

     (b) Consultant has such knowledge and experience in financial and business matters that Consultant is capable of evaluating the merits and risks of an investment in the Company. Consultant is familiar with the nature and extent of the risks inherent in investments in unregistered securities and in the business in which the Company engages and has determined that an investment in the Company is consistent with its investment objectives and income prospects.
Consultant represents and warrants that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Consultant is acquiring the Distribution Shares solely for its own account for investment purposes only and not with a view toward resale or distribution of such shares, either in whole or in part except pursuant to an effective Registration Statement.

     (c) Consultant understands that (i) the Distribution Shares issued to Consultant have not been registered under the Securities Act, or any applicable state securities laws and therefore, are Restricted Securities as defined in Rule 144 of the Securities Act; (ii) Consultant cannot distribute to its shareholders, sell or otherwise transfer such shares unless they are registered under the Securities Act and any applicable state securities laws or unless exemptions from such registration requirements are available, (iii) until such shares are registered under the Securities Act, a legend will be placed on any certificate or certificates evidencing the Distribution Shares, stating that such securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sales of such securities and (iv) the Company will place stop transfer instructions against such securities and the certificates for such securities to restrict the transfer thereof. Consultant agrees not to resell the Shares without compliance with the Securities Act and any applicable state securities laws.

     (d) Consultant understands and agrees that (i) Consultant will not be treated as an employee of the Company for federal tax purposes; (ii) Company will not withhold on behalf of Consultant pursuant to this Agreement any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body relating to Consultant; (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of Consultant; and (iv) Consultant will indemnify and hold Company harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any. In the event the Internal Revenue Service or any other governmental agency should question or challenge the independent contractor status of Consultant, the parties agree that Consultant and Company shall have the right to participate in any discussion or negotiation occurring with such agency or agencies, irrespective of who initiates the discussion or negotiations.

     SECTION 2.4 BACKGROUND OF CONSULTANT. Section 2.4 Background of Consultant Consultant hereby represents to the Company and the Company acknowledges receipt of notice that:

     On April 20, 1990, the NASD censured Graystone Nash, Incorporated and its President, Thomas V. Ackerly. The Association fined Graystone Nash, Incorporated and Thomas V. Ackerly $1,325,000 jointly and severely, and expelled Graystone Nash, Incorporated from membership in the Association and barred Thomas V. Ackerly from association with a member of the Association.

Additionally, the Commission brought an action against Graystone Nash, Incorporated and Thomas V. Ackerly, its President, and on April 21, 1993, a judgment was entered against the Company and Thomas V. Ackerly in the amount of $60,565,581.00 plus interest beginning January 1, 1989. The action was appealed and on June 1, 1994, the judgment was reversed. Graystone Nash, Incorporated was not represented by counsel in the new review ordered and the judgment still stands against it. Thomas V. Ackerly, acting as his own counsel, presented to the court additional information for review. Upon review by the Court, on July 10, 1995, the judgment and pre-judgment interest was waived as to Thomas V. Ackerly. As a result of the above actions, the subsidiary Graystone Nash, Incorporated was forced to close and cease operations.


                            ARTICLE III ARTICLE III
    REPRESENTATIONS, WARRANTIES AND COVENANTS REPRESENTATIONS, WARRANTIES AND
                                   COVENANTS


     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Section 3.1 Representations and Warranties of the Company The Company hereby represents and warrants to and covenants and agrees with the Consultant as follows:

(a) The execution and delivery performance of this Agreement by the Company has been duly and validly authorized and constitutes valid and binding obligations of the Company, legally enforceable in accordance with their terms. (b) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and Compliance with the terms of this Agreements will not conflict with, or constitute a default under any material indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is now a party or the Certificate of Incorporation and any amendments thereto, or by-laws of the Company, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Company or its business or properties. (c) On the Effective Date, the Registration Statement and the Prospectus, and on the Distribution Date the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission an amendment thereof or supplement thereto), will comply with the provisions of the Securities Act, and the Rules and Regulations, and will contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that none of the representations and warranties contained in this subsection (b) shall extend to the Consultant in respect of any statements in or omissions from the Registration Statement and/or the Prospectus, based upon information furnished in writing to the Company by or on behalf of by Consultant specifically for use in connection with the preparation thereof. (d) The Company has been duly incorporated and is now and at each Distribution Date will be validly existing as a corporation in good standing under the laws of the State of its incorporation and location, having power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus. The Company is now and at each Distribution Date will be duly qualified to do business as a foreign corporation in good standing in all of the jurisdictions in which it owns or leases property or in which the conduct of its business requires such qualification. The Company has no subsidiaries, except as are set forth in the Prospectus. (e) The financial statements of the Company included in the Registration Statement and Prospectus fairly present the financial position, results of operations and other information purported to be shown therein, of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and are in accordance with the books and records of the Company. (f) The accountants who have certified the financial statements which were included as a part of the Registration Statement and the Prospectus, and who, as experts, have certified or reviewed other information of a financial or accounting nature which are contained in the Registration Statement and the Prospectus, are independent public accountants as required under the Securities Act and the Rules and Regulations. (g) Subsequent to the respective dates as of which information is given in the Prospectus and prior to each Distribution Date, and except as contemplated in the Prospectus (i) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it, nor will it have entered into any material transactions not in the ordinary course of business and (ii) there has not been, and will not have been, any material adverse change in the condition (financial or otherwise) of the Company whether or not arising from transactions in the ordinary course of business. (h) The real and personal properties of the Company as shown in the Prospectus, are owned by the Company by good marketable title in fee simple, free and clear of all liens, encumbrances an equities of record, or otherwise, except those specifically referred to in the Prospectus, and except those which do not materially adversely affect the use or value of such assets and except the lien of current taxes not now due, or are held by the Company by valid leases, none of which is in default. The Company in all material respects has full right to maintain and operate its business and properties as the same are now operated or proposed to be operated and is complying with all laws, ordinances and regulations applicable thereto. (i) The Company has no material contingent obligations, nor are its properties or business subject to any material risks, which may be reasonably anticipated, which are not disclosed in the Prospectus.
(j) There are no actions, suits or proceedings at law or in equity pending or to the Company's knowledge threatened against the Company and there are no proceedings pending, or to the knowledge of the Company threatened, against the Company before or by any Federal or State Commission, regulatory body, or administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchise, licenses, permits, operations or financial condition or income of the Company, which are not disclosed in the Prospectus. (k) The outstanding Common Stock of the Company has been duly and validly issued and is fully-paid and non-assessable; the outstanding Common Stock of the Company and the Distribution Shares will conform to all statements with regard thereto contained in the Prospectus. The Distribution Shares have been duly and validly authorized by proper corporate authority; are duly and validly issued, fully-paid and non-assessable, and are not subject to any pre-emptive right of any stockholder of the Company. (l) The certificate or certificates required to be furnished to the Consultant pursuant to the provisions of Section 4.2 (h) hereof will be true and correct. (m) No officer or director of the Company has taken, and each officer and director has agreed that he will not take, directly or indirectly, any action designed to stabilize or manipulate the price of the Distribution Shares, in the open market following the Distribution Date or any other type of action designed to, or that may reasonably be expected to cause or result in such stabilization or manipulation, or that may reasonably be expected to facilitate the initial distribution, or resale, of the Distribution Shares.

(n) The Company, its officers, directors and shareholders understand that Consultant has not and does not represent that any part of the Distribution Shares will (i) be authorized for quotation on the NASD Automated Quotation System (NASDAQ) or the Electronic Bulletin Board or, (ii) any NASD member firm will agree to make a market in the Distribution Shares. (o) All of the aforesaid representations, agreements, and warranties shall survive delivery of all or any part of the Distribution Shares.

     SECTION 3.2 CONSULTANT'S REPRESENTATIONS AND WARRANTIES. Section 3.2 Consultant's Representations and Warranties The Consultant represents and warrants to and agrees with the Company that:

(a) The execution and delivery performance of this Agreement by the Consultant has been duly and validly authorized and constitutes valid and binding obligations of the Consultant, legally enforceable in accordance with their terms. (b) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and Compliance with the terms of this Agreements will not conflict with, or constitute a default under any material indenture, mortgage, deed of trust, or other agreement or instrument to which the Consultant is now a party or the Certificate of Incorporation and any amendments thereto, or by-laws of the Consultant, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Consultant or its business or properties. (c) Consultant represents and warrants that all payments and other valuable considerations paid or to be paid under this agreement constitute compensation for services rendered; that this agreement and all payments and other valuable considerations and the use of those payments and valuable considerations are non-political in nature; and that said payments and valuable considerations shall not be used to influence, sway or bribe any government or municipal party, either domestic or foreign, in any way. (d) During the term of this agreement, Consultant shall not engage in any activities that directly conflict with the interest of the Company. The Company hereby acknowledges notification by Consultant and understands that Consultant does, and shall, represent and service other and multiple clients in the same manner as it does the Company, and that the Company is not an exclusive client of Consultant. (e) During the Term the Consultant shall not anywhere in the United States engage in business in competition with the Company (unless the Board of Directors of the company shall have authorized such activity), either for its own account, as an investor (except for investments of less than five percent of the securities of a corporation subject to the reporting requirements of Section 13 Section 15(d) of the Securities Exchange Act of 1934, as amended), or as a partner or joint venturer, or as a partner or joint venturer, or as a consultant, employee, agent or salesman for any other person, or as an officer or director of a corporation or otherwise.

     SECTION 3.3 COVENANTS OF CONSULTANT. Section 3.3 Covenants of Consultant The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. By reason of his being a Consultant to the Company, Consultant has or will have access to, and will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend through the United States. Therefore, Consultant hereby agrees as follows, recognizing that the Company is relying on these agreements in entering into this Agreement:

     (a) During and after the Term Consultant will not use, disclose to others, or publish any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Consultant agrees to hold as the Company's property all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company within twenty four hours of such termination or demand.

     (b) During the Term Consultant will not induce any employee of the Company to leave the Company's employ or hire any such employee (unless the Board of Directors of the Company shall have authorized such employment and the Company shall have consented thereto in writing).

     SECTION 3.4 COVENANTS OF THE COMPANY. Section 3.4 Covenants of the Company The Company covenants and agrees with the Consultant that:

     (a) After the date hereof, the Company will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or the Prospectus of which the Consultant shall not previously have been advised and furnished with a copy, or which the Consultant or the Consultant's counsel, shall have reasonably objected to in writing on the ground that it is not in compliance with the Securities Act or the Rules and Regulations.

     (b) The Company will use its best efforts to cause the Registration Statement to become effective as promptly as reasonably practicable and will advise the Consultant, and will confirm such advice in writing, (i) when the Registration Statement shall have become effective and when any amendment thereto shall have become effective, and when any amendment of or supplement to the Prospectus shall be filed with the Commission, (ii) when the Commission shall make request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, and (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose, and will use every reasonable effort to prevent the issuance of such an order, or if such an order shall be issued, to obtain the withdrawal thereof at the earliest possible moment.

     (c) The Company will prepare and file with the Commission, promptly upon request of the Consultant, such amendments, or supplements to the Registration Statement or Prospectus, in form satisfactory to counsel to the Company, as in the reasonable opinion of counsel to the Consultant may be necessary or advisable in connection with the offering or distribution of the Distribution Shares; and will use its best efforts to cause the same to become effective as promptly as possible.

     (d) The Company will, when and as requested by the Consultant, supply all necessary documents, exhibits and information, and execute all such applications, instruments and papers as may be required or desirable in the opinion of the Consultant's counsel to qualify the Distribution Shares or such part thereof as the Consultant may determine, for distribution under the so-called Blue Sky Laws of such states as the Consultant shall designate, and to continue such qualification in effect so long as required for the purposes of the distribution of the Distribution Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any state in any action other than one arising out of the offering or distribution of the Distribution Shares. The Company shall pay the filing fees and all other expenses in connection with any such qualification. Company's counsel shall prepare and file the necessary Blue Sky filings and the Company shall pay its fees and disbursements relating thereto as discussed herein.

     (e) The Company at its own expense will give and continue to give such financial statements and other information to and as may be required by the Commission, or the proper public bodies of the State in which the Distribution Shares may be qualified.

     (f) Neither the Company nor any of its affiliates will take any action which will impair the effectiveness of the Registration Statement contemplated by this Agreement.

     (g) The Company will pay all fees, taxes and expenses incident to the performance of its obligations under this Agreement, including expenses and original issue and transfer taxes incident to the original issue and distribution of the Distribution Shares, fees and expenses of counsel and accountants for the Company and expenses incident to the preparation, printing and filing under the Securities Act of the Registration Statement and Prospectus (including all exhibits thereto) and all amendment thereto, the cost of printing the Preliminary Prospectuses and the Prospectus, whether or not the Distribution and other transactions contemplated in this Agreement are consummated. In addition, the Company will pay all expenses relative to the qualification of the Distribution Shares under the Blue Sky Laws of the States designated by Consultant, together with appropriate state filing fees, including fees of special counsel, if listing on a national stock exchange is agreed upon by the Company and the Consultant or a merit review state which may require local counsel.

     (h) The Company will, as promptly as possible after each annual fiscal period, render and distribute reports to its stockholders, which will include a statement of its operations during such period and its balance sheets as of the end of such period.

     (i) The Company will make generally available to its security holders, as soon as practicable, but in no event later than 15 months after the Effective Date, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least twelve months beginning after the Effective Date, which earnings statement shall satisfy the provisions of
Section 11 (a) of the Securities Act.

     (j) Within 10 days following the Distribution Date, the Company will apply for listing on Moody's Over-The-Counter Industrial Manual and Standard & Poor's Corporate Description Manual.


                             ARTICLE IV ARTICLE IV
                       THE DISTRIBUTION THE DISTRIBUTION

     SECTION 4.1 ISSUANCE, SALE AND DELIVERY OF THE SHARES. Section 4.1 Issuance, Sale and Delivery of the Shares

     (a) Consultant shall deliver to the Transfer Agent on or prior to the Distribution Date the share certificates representing the Distribution Shares and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such Distribution Shares to holders of record of shares of Consultant on the Distribution Record Date as further contemplated by the Prospectus and this Agreement. The Company shall provide all share certificates that the Transfer Agent shall require in order to effect the Distribution.

     (b) The Parties hereto represent that at the Distribution Date, the representations and warranties herein contained and the statements contained in all certificates theretofor or simultaneously delivered by any party to another pursuant to the Agreement, shall in all respects be true and correct.

     (c) The Company will give irrevocable instructions to its Transfer Agent to deliver to the Consultant (at the company's expense) for a period of three years from the first Distribution Date of the Distribution Shares, daily advice sheets showing any transfers of Distribution Shares and from time to time during the aforesaid period a complete Stockholders' list will be furnished by the Company when requested by the Consultant.

     SECTION 4.2 CONDITIONS TO THE DISTRIBUTION Section 4.2 Conditions to the tc Distribution The Consultant's obligation to effect the distribution hereunder, shall be subject to the accuracy as of the date hereof and as of such Distribution Date, of the representations and warranties on the part of the Company herein contained, to the performance by the company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

     (a) On or prior to each Distribution Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to the Consultant shall have reasonably objected, in writing.

     (b) On or prior to the first Distribution Date, the Distribution Shares shall have (i) been authorized for quotation on the NASD Automated Quotation System (NASDAQ) or the Electronic Bulletin Board and at least one NASD member firm has agreed to make a market in the Distribution Shares, or (ii) the Distribution Shares have been approved for listing on a regional, national or international exchange.

     (c) The Consultant shall not have disclosed in writing to the Company that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Consultant, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

     (d) Between the date hereof and each Distribution Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.

     (e) Between the date hereof and each Distribution Date there shall be no material litigation instituted or to the knowledge of the Company threatened against the Company and there shall be no proceeding instituted or to the knowledge of the Company threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of the Company.

     (f) Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to each Distribution Date, (i) the Company (A) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the filing of the initial Registration Statement and (B) except in the ordinary course of its business, the Company shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. On each Distribution Date, the capital stock and surplus accounts of the Company shall be substantially as great as at its last financial report without considering the proceeds from the distribution of the Distribution Shares.

     (g) The authorization of the Distribution Shares, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement, shall be reasonably satisfactory in all material respects to counsel to the Consultant.

     (h) The Company shall have furnished to the Consultant the opinion, dated the first Distribution Date, addressed to the Consultant, or its counsel that:

     (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of its incorporation with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus, and has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus, and the Company is duly licensed or qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction or by owning or leasing real property in such jurisdiction it is required to be so licensed or qualified, except where the failure to do so would not have a material adverse effect on the business, properties or operations of the Company.

     (ii) The Distribution Shares, and the outstanding Common Stock of the Company, conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding Common Stock of the Company has been duly and validly issued and is fully-paid and non-assessable and does not have any pre-emptive rights applicable thereto; the Distribution Shares have been duly and validly authorized are duly and validly issued, fully-paid and non-assessable and have no pre-emptive right applicable thereto.

     (iii) No consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid distribution of the Distribution Shares hereunder, except such as may be required under the Securities Act or state securities or Blue Sky Laws.

     (iv) The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and Prospectus, and each amendment thereof and supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements and financial data contained in the Registration Statement or Prospectus), and nothing has come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement or the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel is familiar with all contracts referred to in the Registration Statement or in the Prospectus and such contracts are sufficiently summarized or disclosed therein, or filed as exhibits thereto, as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed, and such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company is a party, or in which property of the Company is the subject, of a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.

     (v) Based upon the Company's representations, the Company (a) owns the real and personal properties shown in the Prospectus as being owned by it by good and marketable title, free and clear of all liens, encumbrances and equities of record, except for those expressly referred to in the Prospectus, and except for those which do not in the reasonable opinion of such counsel materially affect the use or value of such assets, and except for the lien of current taxes not due, or (b) holds by valid lease, its properties as shown in the Prospectus, and to the best of our knowledge is not in violation of any applicable laws, ordinances and regulations applicable thereto.

     (vi) The Agreement has been duly authorized and executed by the Company and is a valid and binding agreement of the Company, except no opinion need be given regarding contribution and indemnification under Article VI and enforceability under laws affecting creditors' rights.

     (vii) To the best of the knowledge of such counsel, the warranties and representations referred to in sub-paragraphs (d), (j) and (k) of Section 3.1 hereof are true and correct.

     Such  opinion  shall  also  cover  such  other  matters   incident  to  the
transactions contemplated by this Agreement as the Consultant shall reasonably request.

     At any Distribution Date, subsequent to the first Distribution Date, the Company shall have furnished to the Consultant the opinion of such counsel, dated such Distribution Date confirming in all respects, as of such Distribution Date, the opinion given by such counsel on the first Distribution Date pursuant to this Section 4.2 (h).

     (i) The Company shall have furnished to the Consultant a certificate of the President and the Treasurer of the Company, dated as of the first Distribution Date, to the effect that:

     (i) The representations and warranties of the Company in this Agreement are true and correct at and as of such Distribution Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the first Distribution Date;

     (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission:

     (iii) The respective signers have each carefully examined the Registration Statement and the Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and correct, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Effective Date, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

     (iv) Except as set forth in the Registration Statement and Prospectus since the respective dates as of which or periods for which information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any substantially adverse change, financial or otherwise, in the affairs or condition of the Company and (B) the Company has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business.

     At any Distribution Date, subsequent to the first Distribution Date, you shall be furnished a letter from the President and Treasurer of the Company, confirming in all respects, as of such Distribution Date, the opinion given by such President and Treasurer on the first Distribution Date pursuant to this
Section 4.2(i).

     (j) The Company shall have furnished to the Consultant at the Distribution Date, such other certificates, additional to those specifically mentioned herein, as the Consultant may have reasonably requested as to the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; of the representations and warranties of the Company herein; as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to its obligations hereunder, which are required to be performed or fulfilled on or prior to the Distribution Date.

     All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Consultant, whose approval shall not be unreasonably withheld. The Consultant reserves the right to waive any of the conditions herein set forth.


                              ARTICLE V ARTICLE V
        REGISTRATION OF AGRI BIO SHARES REGISTRATION OF AGRI BIO SHARES

     SECTION 5.1 REGISTRATION PROCEDURES. Section 5.1 Registration Procedures In connection with the Company's registration obligations pursuant to Section 3.1 hereof, the company will use its best efforts to effect such registrations to permit the distribution of the Distribution Shares in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

     (a) Prepare and file with the Commission, as soon as practicable, a Registration Statement or Registration Statements relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the distribution of the Distribution Shares in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish to the Consultant copies of all such documents proposed to be filed, and the Company will not file any registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which the Consultant shall reasonably object;

     (b) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Distribution Shares covered by such Registration Statement have been distributed; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act;

     (c) Notify the Consultant promptly, and (if requested by Consultant) confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness to the Registration Statement for the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Distribution Shares for distribution in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

     (d) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     (e) If requested by the Consultant, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Consultant requests to be included therein relating to the distribution of the Distribution Shares and make all required filings of such Prospectus supplement or post-effective amendment;

     (f) Furnish to Consultant, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (g) Deliver to Consultant without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by Consultant in connection with the distribution of the Distribution Shares covered by the Prospectus or any amendment or supplement thereto;

     (h) Prior to any public offering of Distribution Shares, register or qualify or cooperate with the Consultant and its counsel in connection with the registration or qualification of such Distribution Shares covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (i) Cooperate with the Consultant to facilitate the timely preparation and delivery of certificates representing Distribution Shares to be distributed, which certificates shall not bear any restrictive legends; and enable such Distribution Shares to be in such denominations and registered in such names as the managing Consultant or Consultants may request at least two business days prior to any distribution of Distribution Shares to the shareholders of Consultant;

     (j) Use its best efforts to cause the Distribution Shares covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Consultant to consummate the distribution of such Distribution Shares;

     (k) Upon the occurrence of any event contemplated by subparagraph (c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Distribution Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

     (l) Use its best efforts to cause all Distribution Shares covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Consultant or, if not listed, to become listed or qualified for quotation on the NASDAQ Stock Market or the Electronic Bulletin Board;

     (m) Provide a CUSIP number for all Distribution Shares, not later than the effective date of the applicable Registration Statement;

     (n) Make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Distribution Shares.

     The Company may require Consultant to furnish to the Company such information regarding the distribution of the Distribution Shares as the Company may from time to time reasonably request in writing.

     Consultant agrees by acquisition of the Distribution Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.1(c)(iii) or 5.1(k) hereof, such holder will forthwith discontinue disposition of Distribution Shares until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.1(c)(iii) or 5.1(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and if so directed by the Company, Consultant will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in possession or control of Consultant at the time of receipt of such notice.

     SECTION 5.2 REGISTRATION EXPENSES. Section 5.2 Registration Expenses All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees with respect to filings required to be made with the NASD fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky registrations of qualifications of the Distribution Shares and determination of their eligibility for investment under the laws of such jurisdictions as the Consultant may reasonably designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and of all independent certified public accountants of the company securities acts liability insurance if the Company so desires and fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company, regardless of whether the Registration Statement becomes effective, except as otherwise required by applicable laws. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting expenses incurred in connection with the listing of the securities to be registered on any securities exchange or qualified for quotation by the NASDAQ Stock Market on the Electronic Bulletin Board and the fees and expenses of any Person, including special experts, retained by the Company.


                             ARTICLE VI ARTICLE VI
                        INDEMNIFICATION INDEMNIFICATION

     SECTION 6.1 INDEMNIFICATION BY COMPANY. Section 6.1 Indemnification by Company The Company agrees to indemnify and hold harmless the Consultant and each person who controls the Consultant within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or at common law and to reimburse persons indemnified as above for any legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation whether or not resulting in any liability, but only insofar as such losses, claims, liabilities and litigation arise out of or are based upon any untrue statement in the Registration Statement or an amendment or supplement thereto or alleged untrue statement of a material fact required to be stated in the Registration Statement or necessary to make the statement therein not misleading, all as of the date when the Registration Statement or such amendment, as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, However, that the indemnity agreement contained in this Section 6.1 shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company, nor shall it apply to the Consultant or any person controlling the Consultant in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information or furnished in writing to the Company by or on behalf of such Consultant specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto.

     The Consultant agrees within twenty days after the receipt by it of written notice of the commencement of any action against it or against any person controlling it as aforesaid, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this Section 6.1, to notify the Company in writing of the commencement thereof. The omission of the Consultant so to notify the Company of any such action shall relieve the Company from any liability which it may have to the Consultant or any person controlling it as aforesaid on account of the indemnity agreement contained in this Section 6.1, but shall not relieve the Company from any other liability which it may have to the Consultant or such controlling person. In case any such action shall be brought against the Consultant or any such controlling person and the Consultant shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of recognized standing and satisfactory to the Consultant or such controlling person or persons, defendant or defendants in the litigation. The Company agrees to notify the Consultant promptly of the commencement of any litigation or proceeding against it or such controlling person, or which it may be advised, in connection with the issue and distribution of any of its securities and to furnish to the Consultant, at its request, copies of all pleadings therein and permit the Consultant to be an observer therein and appraise the Consultant of all developments therein, all at the Company's expense.

     SECTION 6.2 INDEMNIFICATION BY CONSULTANT. Section 6.2 Indemnification by Consultant The Consultant agrees, in the same manner and to the same extent as set forth in Section 6.1 above, to indemnify and hold harmless the Company, the directors of the Company, each officer who signs the Registration Statement, and each person, if any, who controls the company within the meaning of Section 15 of the Securities Act, with respect to any statement in or omission from the Registration Statement or any amendment thereto, or the Prospectus (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission was made in reliance upon information or furnished in writing to the Company by the Consultant, or on its behalf, specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The Consultant shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. In case of commencement of any action, in respect of which indemnity may be sought from the Consultant on account of the indemnity agreement contained in this Section 6.2, each person agreed to be indemnified by the Consultant shall have the same obligation to notify the Consultant as the Consultant has toward the Company in Section 6.1 above, subject to the same loss of indemnity in the event such notice is not given, and the Consultant shall have the same right to participate in (and, to the extent that it shall wish, to direct) the defense of such action at its own expense, but such defense shall be conducted by counsel of recognized standing and satisfactory to the Company. The Consultant agrees to notify the Company promptly of the commencement of any litigation or proceeding against it or against any such controlling person, of which it may be advised, in connection with the issue and distribution of any of the securities of the Company, and to furnish to the Company at its request copies of all pleadings therein and permit the Company to be an observer therein and apprise it of all developments therein, all at the Consultant's expense.

     The respective indemnity agreements between the Consultant and the Company contained in Sections 6.1 and 6.2 above, and the representations and warranties of the Company set forth in Section 3.1 hereof or elsewhere in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Consultant or is or on behalf of any controlling person of the Consultant or the Company or any such officer or director or any controlling person of the Company, and shall survive the delivery of the Stock, and any successor of the Company, and the Consultant, or of any controlling person of the Company or the Consultant, as the case may be, shall be entitled to the benefit of the respective indemnity agreements.

     In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Article VI makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and the Consultant shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Consultant is responsible for the proportion that the number of Distribution Shares covered by the Prospectus bears to the total number of outstanding shares of Common Stock of the Company and the Company is responsible for the remaining portion; provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Within twenty days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party, in writing, of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party so notifies a contributing party or his or its representative of the commencement thereof within the aforesaid twenty days, the contributions party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Article VI are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

     The Company agrees to indemnify and hold harmless, to the full extent permitted by law, Consultant, its officers, directors and employees and each Person who controls Consultant (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by, or on behalf of, Consultant expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement, Prospectus or preliminary prospectus if (i) Consultant failed to deliver a copy of the Prospectus to the person asserting such loss, claim, damage, liability or expense after the Company had furnished Consultant with the number of copies of the same requested by Consultant and (ii) the Prospectus corrected such untrue statement or omission; provided, further however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and the Consultant thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the distribution of the Distribution Shares to the person asserting such loss, claim, damage, liability or expense after the Company had furnished Consultant with the number of copies of the same requested by Consultant.

     SECTION 6.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Section 6.3 Conduct of Indemnification Proceedings Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such separate counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims or such Person may have one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in either of which cases, if the person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels; provided, however, that the indemnifying party shall only be obligated to pay the fees and expenses of up to two additional counsels.

     SECTION 6.4 CONTRIBUTION. Section 6.4 Contribution If for any reason the indemnification provided for in the preceding Sections 6.1, 6.2 and 6.3 is unavailable to any indemnified party or is insufficient to hold it harmless as contemplated by the preceding Sections 6.1, 6.2 and 6.3, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that Consultant shall be required to contribute an amount greater than the dollar amount of the proceeds received by Consultant from any sale of Distribution Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


                            ARTICLE VII ARTICLE VII
                     DISPUTE RESOLUTION DISPUTE RESOLUTION

     SECTION 7.1 CONSULTING AND DISTRIBUTION AGREEMENT DISPUTES. Section 7.1 Consulting and Distribution Agreement Disputes In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to all other party that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.

     SECTION 7.2 ARBITRATION IN ACCORDANCE WITH AMERICAN ARBITRATION ASSOCIATION RULES. Section 7.2 Arbitration in Accordance with American Arbitration Association Rules All Agreement Disputes shall be settled by arbitration in Houston, Texas, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

     SECTION 7.3 FINAL AND BINDING AWARDS.Section 7.3 Final and Binding Awards Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

     SECTION 7.4 COSTS OF ARBITRATION. Section 7.4 Costs of Arbitration In the award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

     SECTION 7.5 SETTLEMENT BY MUTUAL AGREEMENT. Section 7.5 Settlement by Mutual Agreement Nothing contained in this Article shall prevent the parties from settling any Agreement Dispute by mutual agreement at any time.


                           SECTION VIII SECTION VIII
                          MISCELLANEOUS MISCELLANEOUS

     SECTION 8.1 NO INCONSISTENT AGREEMENTS. Section 8.1 No Inconsistent Agreements The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with this Agreement or otherwise conflicts with the provisions hereof. In the event the Company has previously entered into any agreement with respect to its securities granting any registration rights to any Person, the rights granted to the Consultant hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any such agreements.

     SECTION 8.2 SURVIVAL OF OBLIGATIONS. Section 8.2 Survival of Obligations The obligations of the parties under Sections 6 and 7 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Consultant, upon the expiration of this Agreement or otherwise).

     SECTION 8.3 SEVERABILITY. Section 8.3 Severability In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and Consultant each intend that the covenants contained in Sections 4 and 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

     SECTION 8.4 ENTIRE AGREEMENT, AMENDMENT. Section 8.4 Entire Agreement, Amendment This Agreement contains the entire agreement between the Company and the Consultant with respect to the subject matter thereof. Consultant acknowledges that it neither holds any right, warrant or option to acquire securities of the company, nor has the right to any such rights, warrants or options, except pursuant to the is Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

SECTION 8.5 NOTICES. Section 8.5 Notices All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed to have duly given if delivered by hand-delivery, registered first-class mail, postage prepaid, telex, telecopier, or air courier guaranteeing overnight delivery as follows:

To  the  Company:          To  the  Consultant

Agri  Bio-Sciences,  Inc.          GS  Financial  Services,  Inc.
7806  Oxfordshire  Drive          45  Wall  Street,  Penthouse  3
Spring,  Texas  77379          New  York,  New  York  10005
Attn:  Lester  H.  Stephens,  President     Attn: Thomas V. Ackerly, President

with  an  additional  copy  by  like  means  to:

Sonfield  &  Sonfield
770  South  Post  Oak  Lane
Houston,  Texas  77056
Attn:  Robert  L.  Sonfield,  Jr.,  Esq.


     and/or to such other persons and addresses as any party shall have specified in writing to the other.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     SECTION 8.6 AsSIGNABILITY. Section 8.6 Assignability This Agreement shall be assignable by either party on the express consent of the other and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties.

     SECTION 8.7 GOVERNING LAW. Section 8.7 Governing Law This Agreement shall be governed by and construed under the laws of the State of Delaware.

     SECTION 8.8 WAIVER AND FURTHER AGREEMENT. Section 8.8 Waiver and Further Agreement Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     SECTION 8.9 HEADING OF NO EFFECT. Section 8.9 Headings of No Effect The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AGRI  BIO-SCIENCES,  INC.



By:  /s/Lester  H.  Stephens
     -----------------------
        Lester  H.  Stephens,  President




GS  FINANCIAL  SERVICES,  INC.



By:  /s/Thomas  V.  Ackerly
     ----------------------
        Thomas  V.  Ackerly,  President